================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                      SIFCO
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         [SIFCO INDUSTRIES, INC. LOGO]

                  970 EAST 64TH STREET, CLEVELAND, OHIO 44103

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of SIFCO Industries, Inc. will be held in the National City Bank auditorium (4th floor) of the National City Center Annex Building, 1900 East 9th Street, Cleveland, Ohio, on January 26, 1999 at 10:30 a.m., for the following purposes:

     1. To elect three directors for a three-year term expiring in 2002.

     2. To adopt the 1998 Long-Term Incentive Plan.

     3. To ratify the designation of Arthur Andersen LLP as the independent auditors of the Company.

     4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

     The holders of record of Common Shares at the close of business on December 4, 1998, will be entitled to receive notice of and vote at the meeting.

     The Company's Annual Report for the fiscal year ended September 30, 1998 has been previously mailed to Shareholders.

     By order of the Board of Directors.

                                         SIFCO Industries, Inc.

                                         Mara L. Babin, Secretary

December 21, 1998

     KINDLY FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE PRESENT AND VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL NOT BE USED.

                         [SIFCO INDUSTRIES, INC. LOGO]

                  970 EAST 64TH STREET, CLEVELAND, OHIO 44103

                               December 21, 1998

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The proxy that accompanies this statement is solicited by the Board of Directors of SIFCO Industries, Inc. (the "Company") for use at the 1999 Annual Meeting of the Shareholders of the Company to be held January 26, 1999, or at any adjournment thereof. This proxy statement was first mailed on December 21, 1998 to shareholders of record on December 4, 1998.

     Any shareholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing or in the open meeting. However, the mere presence at the meeting of the shareholder granting a proxy does not revoke the proxy. Unless revoked by notice as above stated, the shares represented by valid proxies will be voted on all matters to be acted upon at the meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which abstention is applicable. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors and the ratification of the auditors. Broker non-votes will not affect the outcome of any matter for which the 1999 annual meeting is called.

     The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such brokers, custodians, nominees or fiduciaries, who will be reimbursed by the Company for their expenses in so doing.

OUTSTANDING SHARES AND VOTING RIGHTS

     The record date for determining shareholders entitled to vote at the 1999 Annual Meeting is December 4, 1998. As of November 30, 1998, the outstanding voting securities of the Company were 5,171,227 Common Shares. Each Common Share, exclusive of treasury shares, has one vote. The Company held no Common Shares in its treasury on the record date. The holders of a majority of the Common Shares of the Company issued and outstanding, present in person or by proxy, shall constitute a quorum for the purposes of the Annual Meeting.

     Under the General Corporation Law of Ohio, if notice in writing is given by any shareholder to the President, any Vice President or the Secretary of the Company (not less than forty-eight hours before the time fixed for holding the meeting) that the shareholder desires that the voting for election of directors shall be cumulative, each shareholder will have cumulative voting rights in the election of directors if notice of the meeting has been given at least ten days before the meeting; or, if the ten days' notice has not been given and notice in writing is given by any shareholder to the President, any Vice President or the Secretary of the Company (not less than twenty-four hours before such meeting time) that the shareholder desires that the voting at such election shall be cumulative, each shareholder will have cumulative voting rights in the election of directors, provided that an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman of the Board or Secretary of the Company or by or on behalf of the shareholder giving such notice. Cumulative voting allows the shareholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distribute such number of votes among as many candidates and in such manner as the shareholder deems advisable. In case of such notice, it is intended that the persons named in the accompanying proxy will vote cumulatively for all or such of the nominees hereinafter mentioned as they deem best.

     As of November 30, 1998, Janice Carlson and Charles H. Smith, III, 970 East 64th Street, Cleveland, Ohio 44103, owned, as Trustees, 2,002,947 Common Shares representing 38.73% of the outstanding Common Shares of the Company, such Common Shares having been deposited with them or their predecessors, as Trustees, under a Voting Trust Agreement entered into as of February 1, 1997 and extended to January 31, 2002. Voting Trust Certificates for the number of Common Shares so deposited have been delivered by the Trustees (or their predecessors) to the beneficial owners thereof, except for any numbers of shares less than one hundred (100) as may exist from time to time, for which no Voting Trust Certificates are delivered. The Trustees under the Voting Trust Agreement share voting control with respect to all such Shares.

     The table below names the persons who are known by the Company to be the beneficial owners of more than 5% of its outstanding Common Shares as of November 30, 1998, the number of such Common Shares beneficially owned by, or held in trust for, each such person (including their spouses and children who live with them, if any) and the percentage of the outstanding Common Shares which that number of shares constitutes.

         NAME AND ADDRESS           AMOUNT AND NATURE OF  PERCENT
       OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP  OF CLASS
----------------------------------  --------------------  --------
Mrs. George D. Gotschall                 716,972(1)        13.86%
2400 Gulf Shore Blvd. N., Apt. 201
Naples, Florida 33940

Charles H. Smith, Jr.                    586,936(1)        11.35%
4565 South Lake Drive
Boynton Beach, FL 33436

Dimensional Fund Advisors, Inc.          273,975(2)         5.30%

---------------

(1) All shares owned by Mrs. G. D. Gotschall and C. H. Smith, Jr. are subject to the Voting Trust Agreement described above.

(2) The following information was furnished to the Company by Dimensional Fund Advisors, Inc. ("Dimensional"). As of September 30, 1998, Dimensional, a registered investment advisor, was deemed to have beneficial ownership of 273,975 Common Shares held by DFA Investment Dimensions Group, Inc. (the "Fund"), a registered open-end investment company, or by The DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

Sole Voting Power          =   178,700  Common Shares*
Shared Voting Power        =      0
Sole Dispositive Power     =   273,975
Shared Dispositive Power   =      0

*Persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacity as officers of the Fund and the Trust, these persons vote 46,675 additional shares which are owned by the Fund and 48,600 Common Shares which are owned by the Trust (both included in Sole Dispositive Power above).

                             ELECTION OF DIRECTORS

     The size of the Board of Directors is currently fixed at nine and classified into three classes. The term of office of one class of directors expires in each year. The terms of office of William R. Higgins, Hudson D. Smith and J. Douglas Whelan will expire on the day of the 1999 Annual Meeting.

     Proxies solicited hereunder granting authority to vote on the election of directors will be voted for the election of Messrs. William R. Higgins, Hudson
D. Smith and J. Douglas Whelan to serve for three-year terms ending in 2002, and until their respective successors are elected. All nominees currently serve as directors of the Company.

     The nominees receiving the greatest number of votes shall be elected. Although the Company does not contemplate that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is currently intended that the remaining directors will, by the vote of a majority of their number, designate a different nominee for election to the Board at the Annual Meeting.

     The following information was furnished to the Company by each director/nominee and sets forth the name, age, principal occupation or employment of each such person and the period during which he has served as a director of the Company. Except as otherwise noted below, each director has held his principal occupation or employment for at least five years.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

     WILLIAM R. HIGGINS, 56, Director of the Company since 1992. Mr. Higgins is Chief Executive Officer of Applied Fiber Systems (a specialist in carbon fiber impregnated raw material), Clearwater, Florida. Mr. Higgins served as President/General Manager of AAR Composites, Inc., Clearwater, Florida (design and manufacturing of advanced composite material products) from October 1997 to July 1998, and President of Advanced Technology & Research, Inc., Clearwater, Florida, from 1980 to September 1997. Mr. Higgins also previously served as a research consultant in composites technology for Jet Executive International and Gulfstar, Inc. and as President of Force Engineering, Sarasota, Florida from 1974 to 1978 (design and manufacture of composites technology products for boat industry).

     HUDSON D. SMITH, 47, Director of the Company since 1988. Treasurer of the Company since 1983; President of SIFCO Forge Group since January 1998; Vice President and General Manager of SIFCO Forge Group from January 1995 through January 1997; General Manager of SIFCO Forge Group's Cleveland Operations from October 1989 through January 1995; and Group General Sales Manager of SIFCO Forge Group from July 1985 through September 1989.

     J. DOUGLAS WHELAN, 58, Director of the Company since October 1995. Mr. Whelan has served as President and Chief Operating Officer of Wyman-Gordon Company, North Grafton, Massachusetts, since October of 1997. Mr. Whelan previously served from May of 1994 through September of 1997 as President of Wyman-Gordon Forgings, Houston, Texas and from 1989 through April 1994, as Vice President of Operations for the Cameron Forged Products Division of Cooper Industries, Houston, Texas. From 1965 to 1989, Mr. Whelan served in a variety of executive, technical and management positions with Cameron Iron Works. Mr. Whelan has a degree in Metallurgical Engineering from Queen's University in Kingston, Ontario, Canada and a Masters Degree in Business Administration from the University of Houston, Houston, Texas.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     GEORGE D. GOTSCHALL, 78, Director of the Company from 1950 to 1958 and continuously since 1962. Mr. Gotschall is Assistant Secretary of the Company and previously served the Company until February 1983 as Vice
President-International and Treasurer. Mr. Gotschall is also a director of National City Trust Company, West Palm Beach, Florida (banking).

     RICHARD S. GRAY, 67, Director of the Company since January 1986. Mr. Gray is President, Enterprise Development Inc., a cooperative venture with the Weatherhead School of Management of Case Western Reserve University and a Director of Shiloh Industries, Inc., Mansfield, Ohio, (flatrolled steel processor). Mr. Gray was Director of The Center for Venture Development from November 1985 to April 1987, and Senior Vice President of LTV Steel, Cleveland, Ohio (primary steel manufacturer) from July 1984 to June 1985.

     THOMAS J. VILD, 64, Director of the Company since 1994. Management Consultant since 1990. Mr. Vild was an aerospace industry analyst with the investment firm of Roulston Research from 1987 through 1990 and former Director of Market Analysis and Forecasting for the Aircraft Components Group of TRW from 1978 to 1987. Prior to such time, Mr. Vild served in a variety of management positions at TRW, Martin Marietta Corporation and Gould, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

     JEFFREY P. GOTSCHALL, 50, Director of the Company since October 1986. Chief Executive Officer of the Company since July 1990; President of the Company since October 1989; and Chief Operating Officer of the Company from October 1986 to July 1990. Mr. Gotschall previously served the Company from October 1986 through September 1989 as Executive Vice President and from May 1985 through February 1989 as President of SIFCO Turbine Component Services.

     DR. DAVID V. RAGONE, 68, Director of the Company since 1983. Dr. Ragone has been a partner of Ampersand Ventures, Wellesley, Massachusetts since April 1992. He was a Senior Lecturer at Massachusetts Institute of Technology (Department of Materials Science and Engineering) from July 1988 to June 1998 and prior to that, a Visiting Professor at M.I.T. from July 1987 through June 1988. Dr. Ragone was President of Case Western Reserve University from July 1980 through June 1987 and theretofore Dean of the College of Engineering at the University of Michigan. Dr. Ragone is also a director Cabot Corporation, Boston, Massachusetts (carbon black and natural gas). He was a general partner of Ampersand (venture capital fund) from 1988 to April 1992.

     CHARLES H. SMITH, JR., 78, Director of the Company since 1941. Chairman of the Board of the Company. Mr. Smith previously served the Company as its Chief Executive Officer from January 1943 until February 1983. Mr. Smith is a former Chairman of the Board of the Chamber of Commerce of the United States. He served as a member of the governing body of the International Labor Organization from 1975 to 1978 and served as the United States employer delegate to the ILO from 1975 to 1992.

STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND NOMINEES

     The following table sets forth as of November 30, 1998, the number of Common Shares of the Company beneficially owned by each director and officer and all directors and officers as a group, according to information furnished to the Company by such persons:

                                                       AMOUNT AND NATURE
                                                         OF BENEFICIAL      PERCENT
                       NAME                              OWNERSHIP(1)       OF CLASS
                       ----                            -----------------    --------
Richard A. Demetter(1).............................           40,761             *
Timothy V. Crean(1)................................           34,875             *
George D. Gotschall(2)(3)(4).......................          716,972         13.86%
Jeffrey P. Gotschall(2)(4)(5)......................          116,225          2.24%
Richard S. Gray....................................            9,400             *
William R. Higgins.................................            1,000             *
David V. Ragone (6)................................           11,125             *
Charles H. Smith, Jr.(2)(3)(4).....................          586,936         11.35%
Hudson D. Smith(2)(4)(5)...........................          133,402          2.58%
Thomas J. Vild.....................................            1,000             *
J. Douglas Whelan..................................            8,000             *
All Directors and Officers as a Group..............        1,659,696         32.09%

---------------

* Common Shares owned are less than one percent of class.

(1) Unless otherwise stated below, the shares owned are owned of record by that person who has sole voting and investment power as to those shares. A portion of the total number of shares for the following persons and group represents shares which could be acquired within 60 days of the date of this Proxy Statement by exercise of stock options: Mr. R. A. Demetter, 13,750 shares; Mr. T. V. Crean, 59,500 shares; and all directors and officers as a group, 73,250 shares.

(2) Includes in the cases of Messrs. G. D. Gotschall, J. P. Gotschall, H. D. Smith and C. H. Smith, Jr. shares owned by their spouses and any children or in trust for them, their spouses and their lineal descendants.

(3) Mr. C. H. Smith, Jr. and Mr. G. D. Gotschall are brothers-in-law.

(4) Includes Voting Trust Certificates issued by the Voting Trust described above representing an equivalent number of Common Shares held by such Trust as follows: Mr. G. D. Gotschall -- 716,972; Mr. J. P. Gotschall -- 99,700; Mr. C. H. Smith, Jr. -- 586,936; and Mr. H. D. Smith -- 72,344.

(5) Mr. J. P. Gotschall is the son of Mr. G. D. Gotschall and the nephew of Mr.
    C. H. Smith, Jr. Mr. H. D. Smith is the son of Mr. C. H. Smith, Jr. and the nephew of Mr. G. D. Gotschall.

(6) Includes Common Shares owned jointly with his wife.

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held four regularly scheduled meetings during the last fiscal year. Among the Board of Directors' standing committees are the Audit; Compensation, Pension and Stock Option; Nominating; and Technology Committees.

     The functions of the Audit Committee are to determine the scope of the audit, to discuss any special problems that may arise during the course of the audit and to review the audit and findings for the purpose of reporting to the Board of Directors. The Audit Committee, currently composed of Mr. Higgins, Mr. Gray, Dr. Ragone and Mr. Vild held two meetings during the last fiscal year.

     The function of the Compensation, Pension and Stock Option Committee is to review the compensation of directors and officers of the Company and to recommend to the Board of Directors the employees of the Company to whom stock options should be granted and the number of shares which should be subject to each option so granted. The Compensation, Pension and Stock Option Committee, currently composed of Messrs. Gray, Higgins and Whelan, held two meetings during the fiscal year.

     The function of the Nominating Committee is to recommend candidates for the Board of Directors. The Nominating Committee, currently composed of Messrs. G.
D. Gotschall and Gray and Dr. Ragone, held one meeting during the fiscal year. The Nominating Committee will consider shareholder nominations for directors at any time. Any shareholder desiring to have a nominee considered by the Nominating Committee should submit such recommendation in writing to a member of the Nominating Committee or the Secretary of the Company.

     The function of the Technology Committee is to review developments in technology that may impact the businesses and marketplace the Company serves. The Technology Committee, comprised of Dr. Ragone and Messrs. Higgins, Vild and Whelan, held one meeting in 1998.

     In fiscal 1998, each director (other than directors who are employed by the Company) received an annual retainer fee of $12,000 and an attendance fee of $750 per meeting for meetings on a day other than the day of a Board meeting and $400 per meeting for meetings held on the day of a Board meeting. Committee chairmen received an additional $2,000 annual retainer for such service.

     Under the Company's deferred compensation program, a director may defer all or any portion of his compensation as a director. Compensation so deferred is credited to an account or accounts on the Company's books and is credited, at the participant's election, with interest at a money market rate, or with units the value of which is tied to the market value of the Common Shares at the time the compensation is earned. The amounts so deferred may be distributed, at the election of the director, upon termination of his position with the Company, or at a future date, in a lump sum or in installments over a period not to exceed ten years.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the highest paid executive officers of the Company whose salary and bonus exceed $100,000, together with the total compensation paid to each such individual for the Company's three previous fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                  LONG TERM
                                               ANNUAL            COMPENSATION
                                            COMPENSATION         ------------
                                        ---------------------       OPTION          ALL OTHER
  NAME & PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)       AWARDS       COMPENSATION($)
  -------------------------     ----    ---------    --------    ------------    ---------------
Jeffrey P. Gotschall(1).......  1998     250,007     125,000           -0-            2,250
President & CEO                 1997     215,000     161,250           -0-            1,290
                                1996     200,000      74,000           -0-            1,206
Richard A. Demetter(1)........  1998     115,002      57,500           -0-            1,380
Vice President & CFO            1997     110,000      82,500           -0-            1,320
                                1996     105,000      39,999           -0-            1,281
Timothy V. Crean..............  1998     156,193     126,633           -0-              -0-
Executive Vice President        1997     135,911      96,565           -0-              -0-
                                1996     141,922      70,155        60,000              -0-
Hudson D. Smith(1)............  1998     107,705      15,810           -0-            1,260
Treasurer                       1997      93,457      16,200           -0-            1,092
                                1996      88,468       3,440           -0-            1,022

---------------

(1) Represents amounts contributed by the Company as matching contributions with respect to U.S. employees pursuant to the Company's Employee Thrift Plan, a defined contribution plan.

     The value of non-cash compensation and personal benefits furnished by the Company to its executive officers in 1998, valued at their incremental cost to the Company, did not exceed ten percent of the reported cash compensation for such person.

STOCK OPTIONS

     No stock options were granted during the fiscal year ended September 30, 1998.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Set forth below, for each individual named in the Summary Compensation Table, is information relating to such person's exercise of stock options during the fiscal year ended September 30, 1998 and ownership of unexercised stock options at September 30, 1998.

                                                                              VALUE OF UNEXERCISED IN
                         SHARES                  NUMBER OF UNEXERCISED         THE MONEY OPTIONS AT
                        ACQUIRED                  OPTIONS AT YEAR-END             FISCAL YEAR-END
                           ON       VALUE     ---------------------------   ---------------------------
         NAME           EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           --------   --------   -----------   -------------   -----------   -------------
Jeffrey P.
  Gotschall...........     -0-         -0-         -0-            -0-             -0-            -0-
R. A. Demetter........   3,750     $70,939      13,750            -0-        $ 83,975            -0-
Timothy V. Crean......     -0-         -0-      44,500         30,000        $341,127       $247,500
Hudson D. Smith.......     -0-         -0-         -0-            -0-             -0-            -0-

PENSION PLAN

     The amounts stated in the foregoing Summary Compensation Table do not include amounts paid by the Company for purposes of funding the Company's non-contributory pension plan. Messrs. J. P. Gotschall, R. A. Demetter and H. D. Smith participate on the same basis as other salaried employees in a non-contributory pension plan known as SIFCO Industries, Inc. Salaried Retirement Plan (the "Retirement Plan"). Mr. T. V. Crean participates in the SIFCO Turbine Components Limited Pension Plan (the "STCL Plan"), which is described later in this section.

     The Summary Compensation Table includes both the base salary, which is, in the case of participating employees, utilized to determine benefits under the Retirement Plan, and incentive compensation, which is not so utilized.

     The estimated annual retirement benefit under the Retirement Plan for each participant is based upon the assumption that base salary will remain unchanged until the normal retirement age of 65 is reached, and that likewise the provisions of the Retirement Plan with respect to those retirement benefits will remain unchanged. Under the terms of the Retirement Plan, the amount of normal annual retirement benefit payable to a participating employee is generally based upon years of service with the Company prior to normal retirement date, "final average earnings" (average basic salary during the period of 60 consecutive months within the 120 months preceding retirement during which the total amount of basic salary was the highest) and average Social Security covered compensation. For an employee retiring with 25 years of service or less, the benefit is equal to 2.144% of final average earnings minus .625% of average Social Security covered compensation multiplied by years of service up to 25 years. If an employee has more than 25 years of service at retirement, the benefit is increased by 1.25% of final average earnings multiplied by his years of service in excess of 25 years. The amount so determined is payable in the form of a single life annuity or a lump sum payment.

                              YEARS OF SERVICE
               -----------------------------------------------
REMUNERATION     15        20        25        30        35
------------   -------   -------   -------   -------   -------
  $ 50,000      13,162    17,549    21,936    25,061    28,186
    75,000      21,202    28,269    35,336    40,024    44,711
   100,000      29,242    38,989    48,736    54,986    61,236
   150,000      45,322    60,429    75,536    84,911    94,286
   200,000      61,402    81,869   102,336   114,836   127,336
   250,000      77,482   103,309   129,136   144,761   160,386
   300,000      93,562   124,749   155,936   174,686   193,436

     The payments by the Company to fund the benefits under the Retirement Plan are actuarially determined. The estimated annual benefits payable upon retirement and projected years of credited service to retirement are as follows:
Mr. J. P. Gotschall -- $182,596 (39.8 years); Mr. R. A. Demetter -- $63,989
(28.8 years); and Mr. H. D. Smith -- $78,159 (42.5 years). Under the Internal Revenue Code of 1986, as amended, the maximum benefit payable under the Retirement Plan to covered employees is limited to $130,000. Therefore, effective as of March 1, 1984, the Company established a supplemental executive retirement plan to provide covered employees with an amount equal to what they would have been entitled to receive under the Retirement Plan if there had been no reduction in the level of benefits payable as a result of changes in federal tax laws. Total pension expense for the Retirement Plan for fiscal year 1998 was $445,542.

     Mr. T. V. Crean participates in the STCL Plan. This is a contributory plan for employees of the Company's Irish subsidiary, SIFCO Turbine Components Limited ("STCL"). Under the STCL Plan, the employee and STCL each pay 50% of retirement benefits. Other costs such as life insurance are borne by STCL.

     Under the terms of the STCL Plan, the amount of normal annual retirement benefits payable to a participating employee is generally based upon years of service with STCL prior to normal retirement date, "final pensionable salary" (average basic salary during the period of 38 consecutive months within the 120 months preceding retirement during which the total of basic salary was the highest) and average government pension. The benefit is 1/60th of final pensionable salary for each year of service, subject to a maximum of 40 years, minus 1 1/2 times the single person's annual rate of government retirement pension. Years of service for senior managers who will have completed at least ten years service may be augmented. The additional cost is paid by STCL.

     The payments by STCL and employees to fund the benefits under the STCL Plan are actuarially determined. The current dollar value of estimated annual benefits payable (in Irish pounds) upon retirement and projected years of credited service to retirement for Mr. T. V. Crean is $97,830 (40 years).

EMPLOYEES' THRIFT PLAN

     The amounts stated in the Summary Compensation Table include amounts contributed and expensed by the Company under the SIFCO Industries, Inc. Employees' Thrift Plan. This Plan is a qualified 401(k) plan for U.S. employees and was established in 1981 to encourage savings among employees. By the terms of the Plan, all U.S. employees are permitted to contribute up to 16% of their pay, including wages, overtime pay and any commissions received, up to a maximum amount of $10,000 in calendar year 1998, to a trust fund. Under the Plan, the Company matches 60% of the first 2% of pay contributed.

     Employee contributions may be invested in one or more of four funds: an equity fund, an international equity fund, a balanced fund and a government money market fund. Company matching contributions are made in Company stock. For employees with less than three full years of service, one-half of the amounts contributed by the Company are automatically vested. The remaining 50% becomes fully vested after three full years of service. Amounts contributed by the Company for employees with three or more full years of service vest immediately. All amounts in the fund credited to an employee are payable in cash or stock on the employee's death, retirement or permanent disability.

PHANTOM STOCK PLANS

     The Company has outstanding units pursuant to three compensatory phantom stock plans for key employees of the Company and its subsidiaries. Under these plans, an aggregate of up to 600,000 units were authorized to be awarded. The authority to grant units under the plans expired September 30, 1985 as to the 1981 plan and September 30, 1992 as to the 1987 plan. Awards can be granted under the 1994 Phantom Plan until September 30, 1999. Units are credited to participating employees' unit accounts at the average of the high and low trading prices of the Common Shares on the 10 business days preceding the date of award. At such times as dividends are paid on the Common Shares of the Company, the Company credits to participating employees' dividend equivalent accounts the number of share equivalents which could have been purchased had an equivalent dividend been paid on the phantom stock units credited to the employee's unit accounts and applied to purchase the Common Shares.

     The earliest date (the "Valuation Date") upon which the Company terminates the plan or a participating employee (i) retires from the Company in conformity with its customary retirement policies, (ii) retires early with the consent of the Company, (iii) becomes disabled such that he is eligible to receive benefits under the Company's long-term disability plan, (iv) dies, or (v) notifies the Company of his election to voluntarily discontinue participation in the Plan, fixes the amounts to which a participating employee is entitled under the Plan. A participating employee is entitled, with respect to his unit account, to the excess of the average of the high and low trading prices of the Common Shares during the 10 days preceding the Valuation Date over the base value of the units credited to his account and, with respect to his dividend equivalent account, the value of the dividend equivalents credited thereto. Dividend equivalents are valued in the same manner as unit accounts.

     Twenty-five percent (25%) of the units vest on each anniversary of the date of the grant, and the employee is fully vested after four (4) years. The dividend equivalent units vest immediately. The amount of compensation paid from the Phantom Stock Plan in 1998 was $227,329. As of the date of this Proxy Statement, there were an aggregate of 124,063 award units outstanding to an aggregate of 21 employees under the three plans with base values ranging from $3.56 to $20.31. Included in the foregoing amounts are the number of units and average base value for each of the following: Mr. J. P. Gotschall -- 8,000 units ($5.88); Mr. Demetter -- 250 units ($10.63); Mr. T. V. Crean -- 13,238 units
($6.17); and Mr. H. D. Smith -- 15,025 units ($5.41).

     As of November 5, 1998, the Company's liability under the phantom stock plans for officers was approximately $279,858, and for all participating employees, was $631,859.

                      REPORT OF THE PENSION, COMPENSATION
                           AND STOCK OPTION COMMITTEE

     The Company's compensation of its executive personnel has three components: base salary, cash incentive compensation and non-cash incentives (stock options and/or phantom stock).

     In light of the Company's strong performance in sales and earnings in fiscal 1997, and in the context of national research on CEO salaries in manufacturing companies of comparable size, Mr. Gotschall's base salary was set at $250,000 at the start of fiscal 1998.

     The Company has incentive plans for each business unit and for the corporate headquarters staff. The Forge Group's incentive plan is a gainsharing plan for all employees of the Group based on profits in excess of quarterly performance goals.

     Members of the other business units share in compensation pools equal to 10% of the unit's operating profits, less interest and parent expense. Each pool is allocated by the applicable business unit manager among the participants in the plan in the general proportion that each participant's salary bears to the aggregate salaries of all participants, with individual awards subject to salary caps.

     Members of the corporate staff earned incentives, limited by salary caps, from a pool equal to 3% of profits before tax, subject to certain adjustments. Mr. Gotschall's cash incentive for fiscal 1998 was $125,000.

     In fiscal 1998, Mr. Demetter was awarded 1,000 stock units and Mr. H. D. Smith was awarded 3,000 stock units under the Phantom Stock Plan. An aggregate of 13,500 stock units were awarded to employees under the Phantom Stock Plan.

                                         Richard S. Gray
                                         William R. Higgins
                                         J. Douglas Whelan

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the price performance of the Company's Common Shares to the price performance of the S&P Composite - 500 Stock Index and the S&P Aerospace/Defense Group. The graph assumes that the value of the investment in the Common Shares, the S&P Composite - 500 Stock Index and the S&P Aerospace/Defense Group was $100 on September 30, 1993.

                  COMPARISON OF FIVE-YEAR PRICE PERFORMANCE OF
                     SIFCO INDUSTRIES, INC., S&P 500 INDEX
                        AND S&P AEROSPACE/DEFENSE GROUP

                                                                               S&P
                                    SIFCO STOCK       S&P 500 INDEX     AEROSPACE/DEFENSE
SEP-93                                  100                100                 100
DEC-93                                  110                102                 108
MAR-94                                  118                 97                 111
JUN-94                                   84                 97                 111
SEP-94                                  102                101                 109
DEC-94                                  124                100                 114
MAR-95                                  106                109                 130
JUN-95                                  137                119                 151
SEP-95                                  139                127                 164
DEC-95                                  169                127                 185
MAR-96                                  218                141                 198
JUN-96                                  271                146                 203
SEP-96                                  314                150                 221
DEC-96                                  325                161                 244
MAR-97                                  373                165                 227
JUN-97                                  447                193                 255
SEP-97                                  651                206                 270
DEC-97                                  600                211                 247
MAR-98                                  718                240                 264
JUN-98                                  663                247                 237
SEP-98                                  392                222                 198

                   THE PROPOSED 1998 LONG-TERM INCENTIVE PLAN

     The Board of Directors has approved the submission to shareholders of the 1998 Long-Term Incentive Plan (the "Plan"). The Board believes that the Plan provides the Company with greater flexibility to offer incentive compensation tailored to performance objectives for certain business units and specific factors (such as variances in taxation consideration in various countries) applicable to particular employees or groups of employees.

                            DESCRIPTION OF THE PLAN

     The following is a summary of the material features of the Plan. The full text of the Plan is attached as Appendix A, and the following summary is qualified in its entirety by reference to it.

     PURPOSE. The purpose of the Plan is to promote the long-term growth and performance of the Company and its subsidiaries by providing an opportunity for employees of the Company and its subsidiaries to participate through share ownership in the long-term growth and success of the Company, enhancing the Company's ability to attract and retain persons with desired abilities, providing additional incentives for such persons and furthering the identity of interests of employees and shareholders of the Company.

     SHARES AVAILABLE FOR AWARDS. The aggregate number of shares which may be awarded under the Plan in each fiscal year of the Company shall be 1.5 percent of the total outstanding shares of the Company as of September 30, 1998 up to a maximum of 5 percent of such total outstanding shares. Shares issuable under the Plan may consist of authorized and unissued shares of the Company or treasury shares of the Company. Any shares issued by the Company through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the shares available for awards under the Plan. If any shares subject to any award granted under the Plan are forfeited or if such award otherwise terminates without the issuance of such shares or payment of other consideration in lieu of such shares, the shares subject to such award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such shares had not been subject to an award.

     In the event of any change in the number of outstanding shares of the Company by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the number of shares as to which awards may be granted under the Plan, including limitations relating to incentive stock option awards and maximum awards to individual participants, the number of shares issuable pursuant to outstanding awards, and/or, if appropriate, the prices of shares related to outstanding awards, shall be appropriately and proportionately adjusted.

     ADMINISTRATION. The Plan shall be administered by the Compensation and Stock Option Committee (the "Committee"), which shall have full power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and policies for carrying out the Plan as it may deem necessary or proper in order to further the purposes of the Plan. In particular, the Committee shall have the authority to (i) select participants to receive awards, (ii) determine the number and type of awards to be granted,
(iii) determine the terms and conditions, not inconsistent with the terms hereof, of any award granted, (iv) interpret the terms and provisions of the Plan and any award granted, (v) prescribe the form of any agreement or instrument executed in connection with any award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the Plan as it may deem advisable from time to time.

     TERM. The Plan shall become effective upon its adoption by the Board of Directors subject to its approval by the shareholders of the Company. The Plan shall continue in effect for a period of 5 years from its effective date unless sooner terminated by the Board of Directors, at which time all outstanding awards shall remain outstanding in accordance with their applicable terms and conditions.

     ELIGIBILITY. Those persons eligible to participate in the Plan shall include any employee of the Company or its direct or indirect subsidiaries or any other person whose selection the Committee determines to be in the best interests of the Company.

     AWARDS. The Committee shall determine the type(s) of award(s) to be made to each participant and shall set forth in a related award agreement the terms, conditions and limitations applicable to each award. Awards may include but are not limited to those listed here. Awards may be made singly, in combination, in tandem or in exchange for a previously granted award, and also may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

     (a) Stock Options. Awards may be made in the form of stock options, which may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-statutory stock options not intended to qualify under Section 422 of the Code. Incentive stock options may be granted only to employees. The aggregate fair market value (determined at the time the option is granted) of Common Shares as to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan and any other plan of the Company) shall not exceed $100,000 or such other limit as may be required by the Code from time to time). The exercise price of stock options granted under the Plan shall be not less than 100% of fair market value on the date of the grant. A stock option granted under the Plan shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no stock option shall be exercisable more than ten years after the date of grant. A participant may pay the exercise price of a stock option in cash, Common Shares or a combination of cash and Common Shares. The Committee shall establish appropriate procedures for accepting Common Shares in payment of the exercise price of a stock option and may impose such conditions as it deems appropriate on such use of Common Shares.

     (b) Stock Appreciation Rights. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment, in cash or Common Shares, equal to the appreciation in market value of a stated number of Common Shares from the price stated in an award agreement to the fair market value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other awards granted under the Plan. Any SAR related to a non-statutory stock option may be granted at the same time such option is granted or any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option shall be exercisable only to the extent the related option is exercisable. In the case of any SAR related to any option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the Common Shares covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such Common Shares shall not thereafter be eligible for grant. The Committee may impose such conditions or restrictions upon the exercise of any SAR as it shall deem appropriate.

     (c) Restricted Shares. Awards may be granted in the form of restricted Common Shares in such numbers and at such times as the Committee shall determine. Awards of restricted Common Shares shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions shall be established by the Committee at the time of grant, except that no restriction period shall be less than 12 months. During the period in which any restricted Common Shares are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the participant to whom such restricted Common Shares have been awarded, all or any of the rights of a shareholder with respect to such restricted Common Shares, including the right to vote such Common Shares and receive dividends with respect to such Common Shares.

     (d) Performance Shares. Awards may be made in the form of Common Shares that are earned only after the attainment of predetermined performance targets as established by the Committee at the time an award is made ("Performance Shares"). A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company;
(iii) net income of the Company; (iv) earnings per Common Share; (v) the Company's return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment;
(x) asset turnover; (xi) liquidity; (xii) capitalization; (xiii) stock price;
(xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings;
(xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. Performance targets may also be based on the attainment of levels of performance of the Company and/or any of its affiliates or divisions under one or more of the measures described above relative to performance of other businesses. The Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with
Section 162(m) of the Code to the extent applicable. Awards of Performance Shares made to participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this section also shall be applicable to awards of restricted Common Shares to the extent such awards of restricted Common Shares are subject to the financial performance of the Company. At the end of the applicable performance period, Performance Common Shares shall be converted into Common Shares (or cash or a combination of Common Shares and cash, as set forth in an award agreement) and distributed to participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of Common Shares shall not, by reason of such payment in cash, result in additional Common Shares being available under the Plan.

     (e) Stock Awards. Awards may be made in Common Shares or on a basis valued in whole or in part by reference to, or otherwise based upon, Common Shares. Common Share awards shall be subject to conditions established by the Committee and set forth in an award agreement.

     PAYMENTS UNDER THE PLAN. Payment of awards may be made in the form of Common Shares, cash or a combination of Common Shares and cash and may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. With Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit participants to elect to defer payments of some or all types of awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the

Code including the capability to make further deferrals for payment after retirement. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Shares.

     CHANGE IN CONTROL. In the event of a change in control of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the change in control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all awards of restricted Common Shares then outstanding shall be deemed satisfied as of the date of the change in control, and (iii) all awards of Performance Shares shall be deemed to have been fully earned as of the date of the change in control.

                     VOTE REQUIRED FOR ADOPTION OF THE PLAN

     The affirmative vote of a majority of the Common Shares present at the meeting or by proxy and voting on the proposal is required for the adoption of the Plan. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ADOPTION OF THE PLAN.

                      APPROVAL OF DESIGNATION OF AUDITORS

     The accounting firm of Arthur Andersen LLP has been the Company's independent accountants and auditors and has audited the accounts of the Company and its consolidated subsidiaries for a number of years. The Board of Directors has chosen that firm to audit the accounts of the Company and its consolidated subsidiaries for the fiscal year ending September 30, 1999, subject to the approval of the shareholders for which the affirmative vote of a majority of the Common Shares present and voting at the Annual Meeting (in person or by proxy) is required. Arthur Andersen LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company or any of its affiliates other than as auditors. The Board of Directors recommends ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for the year ending September 30, 1999.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any shareholder who is the record or beneficial owner of at least 1% or $1,000 in market value of Common Shares of the Company entitled to be voted at the 2000 Annual Meeting of Shareholders (the "2000 Annual Meeting") and who has held such Common Shares for at least one year may present a proposal at the 2000 Annual Meeting. A shareholder who intends to present a proposal at the 2000 Annual Meeting, and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver the proposal to the Company not later than August 9, 1999.

                                 OTHER MATTERS

     The management does not know of any other matters which will come before the meeting. In case any other matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                                         By order of the Board of Directors

                                         Mara L. Babin, Secretary

December 21, 1998

                                                                      APPENDIX A

                             SIFCO INDUSTRIES, INC.

                         1998 LONG-TERM INCENTIVE PLAN

1. PURPOSES

     The purposes of the SIFCO Industries, Inc. 1998 Long-Term Incentive Plan (the "Plan") are to promote the long-term growth and performance of SIFCO Industries, Inc. and its subsidiaries by providing an opportunity for employees of SIFCO Industries, Inc. and its subsidiaries (collectively, the "Company") to participate through share ownership in the long-term growth and success of the Company, enhancing the Company's ability to attract and retain persons with desired abilities, providing additional incentives for such persons and furthering the identity of interests of employees and shareholders of the Company.

2. DEFINITIONS

     (a) "Award" means any form of stock option, stock appreciation right, restricted shares, share or share-based award or performance share granted to a Participant under the Plan.

     (b) "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

     (c) "Board" means the Board of Directors of SIFCO Industries, Inc.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means the Compensation and Stock Option Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan, provided that the Committee shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code or any respective successor rule.

     (f) "Fair Market Value" means the closing price of Shares as reported on the American Stock Exchange for the date in question, provided that if no sales of Shares were made on the American Stock Exchange on that date, the closing price of Shares as reported on the American Stock Exchange for the preceding day on which sales of Shares were made on the American Stock Exchange shall be used.

     (g) "Participant" means any employee of the Company or its direct or indirect subsidiaries or any other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award is made under the Plan.

     (h) "Shares" means the common stock, par value $1.00 per share, of the Company.

3. SHARES AVAILABLE FOR AWARDS

     Subject to adjustment as provided in Section 11 below, the aggregate number of Shares which may be awarded under the Plan in each fiscal year of the Company shall be one and one half percent (1.5%) of the total outstanding Shares as of September 30, 1998 up to a maximum of five percent (5%) of such total outstanding Shares. Shares issuable under the Plan may consist of authorized and unissued Shares or treasury Shares.

     Any Shares issued by the Company through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the Shares available for Awards under the Plan. If any Shares subject to any Award granted under the Plan are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award.

4. ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and policies for carrying out the Plan as it may deem necessary or proper in order to further the purposes of the Plan. In particular, the Committee shall have the authority to (i) select Participants to receive Awards, (ii) determine the number and type of Awards to be granted,
(iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted, (iv) interpret the terms and provisions of the Plan and any Award granted, (v) prescribe the form of any agreement or instrument executed in connection with any Award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the Plan as it may deem advisable from time to time.

5. AWARDS

     The Committee shall determine the type(s) of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be made singly, in combination, in tandem or in exchange for a previously granted Award, and also may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

     (a) Stock Options. Awards may be made in the form of stock options, which may be incentive stock options within the meaning of Section 422 of the Code or non-statutory stock options not intended to qualify under Section 422 of the Code. Incentive stock options may be granted only to employees. The aggregate Fair Market Value (determined at the time the option is granted) of Shares as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code from time to time). The exercise price of stock options granted under the Plan shall be not less than 100% of Fair Market Value on the date of the grant. A stock option granted under the Plan shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no stock option shall be exercisable more than ten years after the date of grant. A participant may pay the exercise price of a stock option in cash, Shares or a combination of cash and Shares. The Committee shall establish appropriate procedures for accepting Shares in payment of the exercise price of a stock option and may impose such conditions as it deems appropriate on such use of Shares.

     (b) Stock Appreciation Rights. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment, in cash or Shares, equal to the appreciation in market value of a stated number of Shares from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other Awards granted under the Plan. Any SAR related to a non-statutory stock option may be granted at the same time such option is granted or any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option shall be exercisable only to the extent the related option is exercisable. In the case of any SAR related to any option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the Shares covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such Shares shall not thereafter be eligible for grant. The Committee may impose such conditions or restrictions upon the exercise of any SAR as it shall deem appropriate.

     (c) Restricted Shares. Awards may be granted in the form of restricted Shares in such numbers and at such times as the Committee shall determine. Awards of restricted Shares shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions shall be established by the Committee at the time of grant, except that no restriction period shall be less than 12 months. During the period in which any restricted Shares are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted Shares have been awarded, all or any of the rights of a shareholder with respect to such restricted Shares, including the right to vote such Shares and to receive dividends with respect to such Shares.

     (d) Performance Shares. Awards may be made in the form of Shares that are earned only after the attainment of predetermined performance targets as established by the Committee at the time an Award is made ("Performance Shares"). A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company;
(iii) net income of the Company; (iv) earnings per Share; (v) the Company's return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover;
(xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. Performance targets may also be based on the attainment of levels of performance of the Company and/or any of its affiliates or divisions under one or more of the measures described above relative to the performance of other businesses. The Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this Section 5(d) also shall be applicable to Awards of restricted Shares made under Section 5(c) to the extent such Awards of restricted Shares are subject to the financial performance of the Company. At the end of the applicable performance period, Performance Shares shall be converted into Shares (or cash or a combination of Shares and cash, as set forth in the Award Agreement) and distributed to Participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of Shares shall not, by reason of such payment in cash, result in additional Shares being available under the Plan.

     (e) Stock Awards. Awards may be made in Shares or on a basis valued in whole or in part by reference to, or otherwise based upon, Shares. Share awards shall be subject to conditions established by the Committee and set forth in the Award Agreement.

6. PAYMENT OF AWARDS; DEFERRALS

     Payment of Awards may be made in the form of Shares, cash or a combination of Shares and cash and may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. With Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including the capability to make further deferrals for payment after retirement. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares.

7. TAX WITHHOLDING

     The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash relating to an Award made under the Plan, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by
(i) delivering to the Company Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares having such Fair Market Value and otherwise issuable to the Participant under the Plan.

8. TERMINATION OF EMPLOYMENT

     If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

9. NONASSIGNABILITY

     Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

10. CHANGE IN CONTROL

     (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all Awards of restricted Shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Awards of Performance Shares shall be deemed to have been fully earned as of the date of the Change in Control.

     (b) A "Change in Control" of the Company shall have occurred when any of the following events shall occur:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

          (iii) There is a report filed or required to be filed on Schedule 13D on Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner, is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company's shareholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

     Notwithstanding the foregoing provisions of Section 10 (b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

11. ADJUSTMENTS UPON CHANGES OF CAPITALIZATION

     In the event of any change in the outstanding Shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the number of Shares as to which Awards may be granted under the Plan, including limitations relating to incentive stock option Awards and maximum Awards to individual Participants, the number of Shares issuable pursuant to then outstanding Awards, and/or, if appropriate, the prices of Shares related to outstanding Awards, shall be appropriately and proportionately adjusted.

12. RIGHTS OF EMPLOYEES

     Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.

13. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN AND AWARDS

     The Board may amend, suspend or terminate the Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding Award without the Participant's consent.

     The Board may amend the terms of any outstanding Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant.

14. GOVERNING LAW

     The Plan, together with all determinations and actions made or taken in connection therewith, to the extent not otherwise governed by the Code or other laws of the United States, shall be governed by the laws of the State of Ohio.

15. EFFECTIVE AND TERMINATION DATES

     The Plan shall become effective on the date it is approved by the shareholders of the Company. The Plan shall continue in effect for a period of five (5) years from its effective date unless sooner terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.

                             SIFCO INDUSTRIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       The undersigned hereby appoints CHARLES H. SMITH, JR. and GEORGE D.
GOTSCHALL, and each of them, the proxies of the undersigned to vote the shares of the undersigned at the Annual Meeting of the Shareholders of SIFCO Industries, Inc., to be held on January 26, 1999, and at any and all adjournments thereof, upon the following:

      (1) ELECTION OF DIRECTORS. To elect the following persons for three-year terms ending in 2002.

            William R. Higgins         Hudson D. Smith         J. Douglas Whelan

                      [ ]  FOR all nominees listed          [ ]  WITHHOLD Authority to
                        above                                  vote for all nominees

(INSTRUCTIONS: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

           ---------------------------------------------------------------------

      (2)      ADOPTION OF THE 1998 LONG-TERM INCENTIVE PLAN.

             [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
      (3) RATIFICATION OF THE DESIGNATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.
             [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
      (4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

             [ ]  GRANT AUTHORITY            [ ]  WITHHOLD AUTHORITY

The Board of Directors recommends that the Shareholders vote for the nominees and proposals listed above.
                                                       (Continued on other side)

                      (Proxy - continued from other side)

Proxy No.                                                  Shares

       IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE ADOPTION OF THE 1998 LONG-TERM INCENTIVE PLAN, FOR THE PROPOSAL TO RATIFY THE DESIGNATION OF INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

                                               Dated____________________ 19 ____

                                               _________________________________

                                               _________________________________
                                               NOTE: The signature of this proxy
                                               should correspond with the name
                                               (or names), as shown herein, in
                                               which your stock is registered.
                                               Where stock is registered jointly
                                               in the name of two or more
                                               persons, all should sign.